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                                                                    Exhibit 23.4

                       Consent to Be Named as a Director

         I hereby consent to be named as a person who will become a director of Aether Systems, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the public offering by the Company of shares of common stock, par value $.01, and subordinated convertible debentures, of the Company.


                                                 /s/ E. WAYNE JACKSON, III
                                             ----------------------------------
                                                     E. Wayne Jackson, III